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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report dated February 24, 1997, included in this Form 10-K, into the Company's previously filed Registration Statements Files No. 33-66624, No. 33-69990, No. 33-70150, No. 33-85420, No. 33-96508, No. 333-00404, and No. 333-
03795.


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Washington, D.C.
February 28, 1997